ACCESS PHARMACEUTICALS, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Charter

This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Access Pharmaceuticals, Inc. (the "Company"). At least annually, the Committee shall review and reassess the adequacy of this charter and recommend any proposed changes to the Board for its approval. The Company shall make this charter available on its website at www.accesspharma.com.

Membership of Committee

The Committee shall be composed of at least three directors appointed by the Board.

All Committee members shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which result’s in the individual’s financial sophistication sufficient to satisfy the requirements of the Commission.

The Committee shall be appointed by the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, if one exists. The chairman of the Committee shall be designated by a majority vote of the full Committee. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

Meetings

The Committee shall meet as often as it shall determine, but not less frequently than as required by the Commission, AMEX or other applicable rule or regulation. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the frequency, location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board.

Purposes of the Committee

The Committee shall assist the Board in overseeing the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's independent auditors. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

Responsibilities and Processes

The primary responsibility of the Committee is to select, and ensure the independence of the independent auditor, oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. In addition, the Committee is authorized to engage, and the Company shall provide funding for, such independent counsel and other advisors as the Committee may deem necessary or advisable to retain to assist the Committee in carrying out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any such counsel or other advisors and to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Company shall also provide appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Relating to the Independent Auditor

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The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable, and must report directly, to the Committee, as representatives of the Company's stockholders. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), terminate and replace the independent auditor. The Committee may receive input from management on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent auditor, including the resolution of any disagreements between management and the independent auditor regarding financial reporting or other matters.

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The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent auditor. The Committee shall pre-approve all audit and permissible non-audit services to be performed for the Company by the independent auditor, giving effect to the "de minimus" exception for ratification of certain non-audit services set forth in Section 10A(a)(i)(1)(B) of the Exchange Act. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent auditor, on an overall basis, is compatible with maintaining the independent auditor's independence from management.

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The Committee shall ensure that it receives from the auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take, or recommend that the Board take, appropriate action to oversee the independence of the auditor. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, to the extent required by law.

Relating to Audits and Financial Statements

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The Committee shall discuss with the independent auditor the overall scope and plans for the annual audit. In addition, the Committee shall discuss with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

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The Committee shall review with management and the independent auditor the audited financial statements (including management's discussion and analysis contained therein) to be included in the Company's Annual Report on Form 10-K, including its judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K. In addition, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the Commission.

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The Committee shall similarly review the interim financial statements with management and the independent auditor prior to the filing of each of the Company's Quarterly Reports on Form 10-Q. The Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting standards. The chairman of the Committee may represent the entire Committee for the purposes of this review.

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The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee also shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (including auditor discovery that illegal acts may have occurred) has not been implicated.

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The Committee shall review each report of the independent auditor, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

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The Committee shall review the disclosures made by officers of the Company in the certification required to be filed (a) as part of the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the compliance of periodic reports and their fair presentation of the Company's financial statements and results of operations.

Relating to Other Compliance Matters

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The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

•	The review and approval of the Committee shall be required prior to the Company entering into any transactions with a related party.

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The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that, from time to time, may be established by AMEX or the Commission.